Exhibit 10.28

December 15, 2010

Craig Wheeler

Momenta Pharmaceuticals, Inc.

675 West Kendall Street

Cambridge, MA  02142

Dear Craig:

You and Momenta Pharmaceuticals, Inc. (the “Company”), are parties to an employment agreement dated August 22, 2006 that sets forth certain terms of your employment with the Company (the “Employment Agreement”).  We have agreed to certain amendments to the Employment Agreement set forth below in order to correct document failures in the Employment Agreement under section 409A of the Internal Revenue Code of 1986, as amended, pursuant to Internal Revenue Service Notice 2010-6, 2010-3 IRB 275 (“Notice 2010-6”).  In accordance with Notice 2010-6, the amendments will have an effective date of January 1, 2009.

Except as set forth below, your Employment Agreement shall remain in full force and effect.

1.                                       The last sentence of Section 5 of the Employment Agreement shall be replaced in its entirety with the following:

“In addition, subject to the Employee’s execution and non-revocation of a binding severance and mutual release agreement in a form satisfactory to the Company (hereinafter, a “Severance Agreement”), which Severance Agreement must be executed and any applicable revocation period with respect thereto must have expired within sixty (60) days of the date of termination, the Employee shall be eligible to receive the following separation benefits:”

2.                                       The following shall be added to the end of the first sentence of Section 5.4 of the Employment Agreement:

“for a period of twelve (12) months”

3.                                       The last sentence of Section 6.2 of the Employment Agreement shall be replaced in its entirety with the following:

“In addition, subject to the Employee’s (or his legal representative’s, as applicable) execution and non-revocation of a binding Severance Agreement, which Severance Agreement must be executed and any applicable revocation period with respect thereto must have expired within sixty (60) days of the date of termination, the Employee shall be eligible to receive the following separation benefits:”

Signatures on Page Following

Signature Pages

Sincerely,

Momenta Pharmaceuticals, Inc.

By:	/s/ Richard P. Shea

Title:	SVP & CFO

The foregoing correctly sets forth the terms of my continued employment with the Company.  I am not relying on any representations other than as set out in the Employment Agreement and the amendment thereto set forth above.  I have been given a reasonable amount of time to consider this amendment and to consult an attorney and/or advisor of my choosing.  I have carefully read this amendment, understand the contents herein, freely and voluntarily assent to all of the terms and conditions hereof, and sign my name of my own free act.

/s/ Craig A. Wheeler	Date: 16 Dec, 2010

Craig Wheeler